UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2014

DIGNYTE, INC.

(Exact name of registrant as specified in its charter)

Nevada	26-1607874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 W Knox Rd., Suite 202, Tempe AZ	85284
(Address of principal executive offices)	(Zip Code)

(480) 588-3337

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On April 11, 2014, Dignyte, Inc., Inc., (the “Company”, “we”, “us”, “our”) entered into a share exchange agreement (the “Share Exchange Agreement”) pursuant to which we agreed to issue, 9,200,000 shares of our unregistered common stock, $.001 par value (the “common stock”) to the shareholders of eWellness Corporation, a Nevada corporation (“eWellness”). eWellness is in the initial phase of developing a unique telemedicine platform that offers Distance Monitored Physical Therapy Programs to pre-diabetic, cardiac and health challenged patients, through contracted physician practices and healthcare systems specifically designed to help prevent patients that are prediabetic from becoming diabetic. Upon completion of the transaction, eWellness will become our wholly owned subsidiary and its shareholders will own approximately 61.8% of the then issued and outstanding common stock of our company after giving effect to the cancellation of 5,000,000 shares of our common stock held by Andreas A. McRobbie-Johnson, our chief executive officer.

The closing of the Share Exchange Agreement is conditioned upon certain, limited customary representations and warranties, as well as the following conditions to closing: (i) our compliance with Rule 419 (“Rule 419) of Regulation C under the Securities Act of 1933, as amended; (ii) the consent of our shareholders as required under Rule 419; (iii) Mr. McRobbie-Johnson cancelling 5,000,000 shares of our common stock he owns, and agreeing to transfer 3,100,000 shares of our common stock he owns at the direction of e-Wellness and agreeing to transfer 1,500,000 shares of his common stock to Summit Capital; (iv) the appointment of members of our board of directors as follows: Douglas MacLellan (Chairman), Darwin Fogt, Curtis Hollister and David Markowski; (v) the resignations of Mr. McRobbie-Johnson as a director of our company and from all offices he holds and Donna S. Moore from all of offices she holds, and (vi) the appointment of Mr. Fogt as our President and Chief Executive Officer, David Markowski as our Chief Financial Officer, Secretary and Treasurer, and Curtis Hollister as our Chief Technology Officer.

Following the closing of the Share Exchange Agreement, we intend to continue eWellness’s historical businesses and proposed businesses. Our historical business and operations will continue independently.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by the Share Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 5.02 - Election of Directors; Appointment of Principal Officers

Mr. McRobbie-Johnson, our sole director and chief executive officer intends to resign his positions with our company and Ms. Moore will resign her positions with our company upon closing under the terms of the Share Exchange Agreement when new officers and directors of our company will be appointed.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Share Exchange Agreement among Dignyte, Inc., Andreas A. McRobbie-Johnson, eWellness Corporation and its shareholders dated April 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGNTYE, INC.

Date: April 11, 2014	By:	/S/ Andreas A. McRobbie-Johnson
Andreas A. McRobbie-Johnson,
Chief Executive Officer